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                                                                   EXHIBIT 10.71

                          AGREEMENT AND GENERAL RELEASE

      This Agreement and General Release ("Agreement") is entered into by and between USEC Inc. ("USEC") and Sydney M. Ferguson ("Employee") to resolve any and all disputes concerning her employment with USEC and her resignation therefrom.

      WHEREAS, Employee has resigned her employment as Senior Vice President of USEC effective September 24, 2004 in order to pursue other opportunities, and USEC has agreed to accept Employee's resignation; and

      WHEREAS, USEC and Employee wish to set forth all of the terms relating to her resignation from employment with USEC in this Agreement in order to avoid any disputes.

      ACCORDINGLY, in exchange for the consideration and mutual promises set forth herein, the parties do hereby agree as follows:

      1. Upon execution of this Agreement, USEC accepts Employee's resignation of her employment with USEC effective September 24, 2004.

      2. In addition to salary, benefits, any accrued vacation and reimbursement of expenses incurred in the normal course of business due Employee through September 24, 2004, USEC agrees to pay Employee one hundred thousand dollars ($100,000), less deductions required by law, on the eighth calendar day after execution of this Agreement by Employee.

      3. Employee agrees that she will not disparage USEC or publish any communication that reflects adversely upon USEC, including communications concerning USEC itself, its affiliates and its current or former directors, officers, employees, or agents. Employee further agrees that she will not do or say anything that damages or impairs in any way the business organization, goodwill, or reputation of USEC or any of its affiliates or related entities or its current or former directors, officers, employees, or agents; provided, however, that nothing herein shall preclude Employee from making any communication required by law.

      4. USEC agrees that it will instruct its executive officers and members of its Board of Directors not to do or say anything that damages or impairs in any way the business, goodwill, or reputation of Employee.

      5. Employee acknowledges and reaffirms her duty to USEC to protect and hold, for the benefit of USEC, all confidential information, knowledge or data belonging to USEC, including, without limitation, all trade secrets belonging to USEC or any of its affiliates and their respective businesses, (i) obtained by employee during her employment by USEC and (ii) which is not otherwise publicly known (other than by reason of an unauthorized act, if any, by Employee). Employee shall not communicate or divulge any such information, knowledge or data to anyone other than USEC and those designated by USEC without prior written consent of USEC.

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      6. In exchange for USEC's promises herein, which Employee acknowledges include benefits to which she is otherwise not entitled, Employee, her heirs, executors, successors and assigns release and discharge USEC, its officers, directors, employees, trustees, attorneys and agents, from any and all actions, causes of action, debts, dues, claims and demands of every name and nature without limitation, at law, in equity, or administrative law, against USEC which she may have had, now has, or may have, by reason of any matter or thing arising up to the date of execution of this Agreement, including her employment resignation. Those claims and causes of action from which Employee releases USEC include, but are not limited to, any claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended, the Americans With Disabilities Act, as amended, the Maryland Fair Employment Practices Act, any claims under any employee benefits plans (other than claims for vested stock options), including but not limited to any claims for severance payments based on any USEC severance plans, policies, or practices and/or any claim for attorneys' fees or costs, whether presently accrued, accruing to, or to accrue to Employee on account of, arising out of, or in any way connected with any acts or activities by Employee or USEC arising up to the date of execution of this Agreement. Employee expressly acknowledges that no claim or cause of action shall be deemed to be outside the scope of this Agreement whether mentioned herein or not. Employee further covenants that she will not sue, institute or cause to be instituted any court action, administrative complaint, or institute legal proceedings of any type against USEC, its offices, directors, employee, trustees, attorneys and agents based on any act or omission on or before the date on which she executes this Agreement; provided, however, that the release and covenant not to sue in this paragraph does not encompass Employee's right to indemnification arising under Article VIII of USEC's Bylaws in effect as of the date of execution of this Agreement.

      7. In the event that Employee is compelled, pursuant to a subpoena or order of a court or other body having jurisdiction over such matter, to produce any information relevant to USEC, whether confidential or not, she agrees to provide USEC with prompt written notice of this subpoena or order so that USEC may timely move to quash if appropriate. Employee also agrees to cooperate with USEC in any legal action, administrative proceeding or other investigations or inquiries as USEC or its representatives or attorneys may reasonably request. In the event that Employee's cooperation is requested under this paragraph, USEC shall pay Employee's reasonable attorney's fees and other reasonable out of pocket expenses in connection therewith.

      8. USEC and Employee agree that this Agreement, consisting of three (3) pages, constitutes the entire Agreement between them relating to her resignation from employment; provided, however, that this Agreement does not extinguish any contractual obligation of Employee in effect prior to the execution of this Agreement. The parties further warrant that they enter into this Agreement freely.

      9. Employee states that she has read this Agreement in its entirety. Employee further states that she has been advised to consult an attorney about this Agreement and has had adequate opportunity to consult with her counsel. Employee represents that her counsel has

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reviewed this Agreement in its entirety. Employee has up to twenty-one (21)
calendar days to accept this Agreement although Employee may accept it at any time within those twenty-one (21) calendar days. If Employee accepts in less than twenty-one (21) calendar days, she represents that her decision to do so is knowing and voluntary, and with the advise of counsel and Employee waives any remaining portion of the twenty-one (21) calendar day period. Employee further states that she fully understands the terms of this Agreement and that the only promises made to her in return for signing this Agreement are stated herein.

      10. Employee represents that she has returned to USEC the original and all copies of all keys, USEC IDs, software, charge cards, equipment, manuals, files, papers, reports, memoranda and any other items of USEC property.

      11. Employee agrees that she will comply with all SEC Exchange Act Section 16 reporting requirements applicable to a former Section 16 reporting officer. The parties agree that Employee shall be entitled to exercise any vested stock options on a cashless exercise basis, within the time period or periods specified in any applicable option agreements.

      12. Employee may revoke this Agreement in writing by causing notice of revocation to be received by Ronald S. Cooper, Steptoe & Johnson LLP (facsimile
- 202.261.0509) within seven (7) calendar days following its execution. This Agreement becomes final and binding on the eighth day after its execution.

      13. If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be governed by the laws of the State of Maryland.

      14. Legal action may be brought by either party for breach of this Agreement. Should either party be required to resort to legal action in order to enforce rights under this Agreement, the prevailing party shall be entitled to an award of all reasonable costs incurred, including attorneys' fees with respect to any issue on which that party substantially prevails. In the event that Employee materially breaches any of her obligations under this Agreement or otherwise imposed by law, USEC will be entitled to recover the benefits paid under the Agreement and to obtain all other relief provided by law or equity, including (subject to the preceding sentence) reasonable attorney's fees and costs.

THIS AGREEMENT WAIVES IMPORTANT RIGHTS AND INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. YOU SHOULD CONSULT YOUR ATTORNEY, READ THE AGREEMENT CAREFULLY, AND CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.

Dated: SEP. 21, 04                            /s/ Sydney M. Ferguson
                                            ------------------------------------
                                              Employee's Signature

                                              Sydney M. Ferguson
                                            ------------------------------------
                                              Print Name

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Dated: 21. SEP. 2004                          /s/ W. Lance Wright
                                            ------------------------------------
                                              W. Lance Wright
                                              Vice President
                                              Human Resources and Administration
                                              USEC Inc.

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